SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                          Date of Report: June 4, 2003



                                   AT&T CORP.
               (Exact Name of Registrant as Specified in Charter)

                                    New York

                 (State or Other Jurisdiction of Incorporation)

        1-1105                                             13-4924710
(Commission File Number)                       (IRS Employer Identification No.)


         One AT&T Way
    Bedminster, New Jersey                                  07921
(Address of Principal Executive                           (Zip Code)
          Offices)


       Registrant's telephone number, including area code: (908) 221-2000


                                 Not Applicable

          (Former Name or Former Address, If Changed Since Last Report)

A New York                      Commission File                  I.R.S. Employer
Corporation                        No. 1-1105                     No. 13-4924710

Form 8-K                                                              AT&T Corp.
June 4, 2003



ITEM 9. REGULATION FD DISCLOSURE.

What are we disclosing?

On June 4, 2003, David W. Dorman, our Chairman and Chief Executive Officer, disclosed at the Sanford Bernstein Strategic Decisions Conference that our Free cash flow for the quarter ended March 31, 2003 was $1.4 billion. By Free cash flow we mean Net cash provided by operating activities of continuing operations (which we reported as $2,216 million in our Consolidated Statement of Cash Flow included in Form 10-Q for the quarter ended March 31, 2003) minus cash paid for Capital expenditures and other additions (which we reported as $859 million in our Consolidated Statement of Cash Flow included in Form 10-Q for the quarter ended March 31, 2003). Mr. Dorman also stated that our Operating margin for the twelve-month period ended March 31, 2003 was 13.2%. This operating margin excludes a $1,029 million charge recorded in the fourth quarter of 2002 relating to AT&T Latin America. Operating margin is calculated as operating income for the twelve month period ($4,922 million which excludes the AT&T Latin America charge), as a percentage of Revenue for the twelve month period ($37,265 million). Without the adjustment for the AT&T Latin America charge, our Operating margin for the twelve-month period ended March 31, 2003 was 10.4%. Our senior management believes that these financial measures are relevant in assessing our liquidity and financial performance.

This information furnished under "Item 9. Regulation FD Disclosure" is intended to be furnished under "Item 12. Results of Operations and Financial Condition" in accordance with SEC Release No. 33-8216.

The  information  in this Form 8-K shall not be deemed  "filed" for  purposes of
Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing

Form 8-K                                                              AT&T Corp.
June 4, 2003



                               SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                             AT&T CORP.




                             /s/  Robert S. Feit
                             ----------------------------------
                             By:  Robert S. Feit
                                  Vice President - Law and Secretary


June 5, 2003